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                                                                      EXHIBIT 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-56306, 33-56440, 33-56442, 33-79672 and
33-98006) of our report dated December 12, 1997, except as to the last paragraph of Note C, which is as of January 19, 1998, appearing on page F-4 of this Annual report on Form 10-K.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

Dallas, Texas
January 29, 1998